Exhibit 21.1
China Direct, Inc.
Subsidiaries of the Registrant

	Name	Country of Incorporation
1.	China Direct Investments, Inc., a wholly owned subsidiary of China Direct, Inc.;	USA - Florida
2.	CDI China, Inc., a wholly owned subsidiary of China Direct, Inc.;	USA - Florida
3.	CDI Shanghai Management Co., Ltd., a wholly owned subsidiary of CDI China, Inc.;	China
4.	Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI Shanghai Management Co., Ltd.;	Brunei
5.	Shanghai Lang Chemical Co., Ltd. a 51% majority owned subsidiary of CDI China, Inc.;	China
6.	Taiyuan Changxin Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.;	China
7.	Taiyuan Changxin YiWei Trading Co., Ltd., a wholly owned subsidiary of Taiyuan Chang Magnesium Co., Ltd.;	China
8.	Excel Rise Technology Co., Ltd., a Brunei company and a wholly owned subsidiary of Taiyuan Changxin Magnesium Co., Ltd.;	Brunei
9.	CDI Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.;	Brunei
10.	Asia Magnesium Co. Ltd., a wholly owned subsidiary of Capital One Resource Co., Ltd.;	Hong Kong
11.	Shanxi Gu County Golden Magnesium Co., Ltd., a 52% majority owned subsidiary of Asia Magnesium Co., Ltd.;	China
12.	Pan Asia Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.;	China
13.	Baotou Changxin Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.	China
14.	CDI Jingkun Zinc Industry Co., Ltd., a 95% majority owned subsidiary of CDI Shanghai Management,;	China
15.	CDI Jixiang Metal Co., Ltd., a wholly owned subsidiary of CDI China, Inc.;	China
16.	Shanghai CDI Metal Recycling Co., Ltd., an 83% majority owned subsidiary of CDI Shanghai Management Co., Ltd.;	China
17.	CDI (Beijing) International Trade Co., Ltd., a 51% majority owned subsidiary of CDI Shanghai Management Co., Ltd.;	China